UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2019

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entrance into a Material Definitive Agreement

On July 12, 2019, IntriCon Corporation (the “Company”) entered into a Master Supply Agreement with Medtronic, Inc. and a related Business Unit Supply Agreement and an Automation Agreement to Business Unit Supply Agreement with Medtronic MiniMed, Inc. For the purposes of this Report, the Master Supply Agreement, Business Unit Supply Agreement and Automation Agreement to Business Unit Supply Agreement are collectively referred to as the “Supply Agreement” and Medtronic, Inc. and Medtronic MiniMed, Inc. are collectively referred to as “Medtronic.”

The Supply Agreement governs the terms of manufacture by the Company for Medtronic of Medtronic’s wireless continuous glucose monitors (“CGM”), sensor assemblies and accessories associated with Medtronic’s insulin pump and CGM systems, including, among other matters, order, shipping and delivery terms, pricing and payment terms, production and quality, regulatory compliance, confidentiality, intellectual property rights, product warranties, representations, indemnification and termination.

The Supply Agreement will terminate on June 15, 2023, unless earlier terminated, and will automatically renew for one period of 12 months unless one party provides notice of non-renewal to the other at least 90 days prior to the end of the initial term. The Supply Agreement generally may be terminated earlier due to breaches of the Supply Agreement which are not cured within an applicable period after notice, “force majeure” events that continue for more than 180 consecutive days and the bankruptcy of a party. During the term of the Agreement, the Company may not supply the products it supplies to Medtronic, or substantially similar products, to any third party without Medtronic’s approval.

Under the Supply Agreement, IntriCon is required to partially reimburse Medtronic for two automated needle assembly systems originally purchased by Medtronic and located at the Company’s new Arden Hills manufacturing facility, in exchange for a 50% interest in such systems. Further, under this agreement, Medtronic has agreed to purchase a minimum quantity of needle assembly units during the initial term of the Supply Agreement and the Company has agreed to provide agreed-upon discounts on certain products manufactured using the new automated systems.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 2.02.	Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On July 18, 2019, the Company issued a press release announcing preliminary, unaudited revenue for the second quarter 2019 and revised its revenue outlook for full year 2019. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

 On July 18, 2019, the Company issued a press release announcing preliminary, unaudited revenue for the second quarter 2019 and revised its revenue outlook for full year 2019. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K and in the Company’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated July 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: July 18, 2019